UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2019
Thenablers, Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-225239	82-3296328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30 Wall Street (8th Floor), New York, NY 10005
(Address of principal executive offices)
Registrant’s telephone number, including area code	646-491-6601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In order to promote the business by bringing in management with specific knowledge in line with current business of the Company, the Board of Directors for the Company, on November 5, 2019, appointed the following individuals to the following positions as officers of the Company: Konstantinos Galanakis to the position of Chief Executive Officer, Theodoros Chouliaras to the position of Chief Financial Officer, Christodoulos Tzoutzakis to the position of Chief Operating Officer, Panagiotis Tolis to the position of Chief Investor Relations Officer, and Panagiotis Lazaretos to the position of Chief International Development Officer.

For biographical information regarding Mr. Galanakis, Mr. Chouliaras, and Mr. Tzoutzakis, please see Form 8-K, filed with the Securities and Exchange Commission on October 10, 2019, available at the following link: https://www.sec.gov/Archives/edgar/data/1741489/000152013819000384/tnbl-20191010_8k.htm. Please see below for biographical information on Panagiotis Tolis and Panagiotis Lazaretos.

Panagiotis Tolis brings an over 25 years of banking, finance and business consulting experience. Beginning in 1992, Mr. Tolis worked for almost 12 years with Geniki Bank, S.A. in Athens providing portfolio advice for the bank’s clients. After leaving Geniki Bank, S.A. in 2004, Mr. Tolis joined Bank of Cyprus, PLC as Corporate Relationship Manager providing portfolio management for large companies. In 2007, Mr. Tolis took his talents to Alpha Bank, S.A. in Athens, again managing loan portfolios, while providing supervision to approximately 40 companies during his 2 year tenure. In 2008, Mr. Tolis broke out on his own, providing business and financial services until 2010, when he joined Expense Reductions Analysts, an international firm focused on cost management consulting services for corporate customers. In 2013, Mr. Tolis became a shareholder/partner to Verallis in Athens, again focusing on cost management where he still provides services on a part time basis. From 2012 to 2013, Mr. Tolis also serviced as a Director and Secretary of Prime Real Estates and Development, Inc., now known as Cosmos Holdings, Inc. an OTCQB listed company.

Mr. Tolis holds several degrees and certifications, including an MSc in Financial Management from the University of Surrey, UK, an MSc in Financial Management from the University of Piraeus, Greece, a BS in Operational Research and Marketing from the Athens University of Economics and Business, and a BS in Accounting and Business Administration from the Technological Education Institute of Piraeus, Greece.

Panagiotis Lazaretos has over 15 years of international business development professional experience. Since 2017 Mr. Lazaretos has been a Director for Sales Service International. From 2013 to 2016, Mr. Lazaretos was Regional Director for Field Marketing Services for Adecco Group where he helped launch start up positions in 17 new markets, created a field force of over 2,000 marketers, and met return on investment goals in 3 years. From 2002 to 2013, Mr. Lazaretos was Vice President of International Operations for SPAR Group, a NASDAQ listed company where he was responsible for nine international operations in Canada, Mexico, Turkey, Romania, South Africa, India, China, Japan, and Australia. Prior to becoming Vice President of International Operations, Mr. Lazaretos was Director of Technology for 5 years.

Mr. Lazaretos holds a BS in Computer Science from State University of New York, New York and has attended MBA studies in I.T. at Pace University.

Further, on November 5. 2019, the Board of Directors for the Company ratified an increase in the number of Directors to six. Pursuant to that, the Board of Directors appointed Panagiotis Lazaretos to the vacant seat of the Board of Directors. Please see that above biographical information regarding Mr. Lazaretos.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

           i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

           ii)           Engaging in any type of business practice; or

           iii)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

           i)           Any Federal or State securities or commodities law or regulation; or

           ii)           Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

           iii)           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thenablers, Inc.
(Registrant)
Date:	November 14, 2019
		By:	/s/ Konstantinos Galanakis
		Name:	Konstantinos Galanakis
		Title:	Chief Executive Officer